UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 19, 2011

SafeStitch Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Suite 670, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-575-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 19, 2011, the Board of Directors of SafeStitch Medical, Inc. (the "Company") appointed James J. Martin as Chief Financial Officer. As previously disclosed on Form 8-K dated January 14, 2011, since January 10, 2011, Mr. Martin had served as the Company’s Acting Chief Financial Officer, as well as the Acting Chief Financial Officer of Non-Invasive Monitoring Systems, Inc. ("NIMS"), a publicly-held medical device company and Vice President of Finance of Aero Pharmaceuticals, Inc. ("Aero"), a privately held pharmaceutical distributor. On January 20, 2011, Mr. Martin was appointed Chief Financial Officer of NIMS. From July 2010 until January 10, 2011, Mr. Martin served as the Controller of the Company, NIMS and Aero. From 2008-2010, Mr. Martin served as the Controller of AAR Aircraft Services, Inc., an aerospace and defense company, and from 2005-2008, Mr. Martin served as the Controller of Avborne Heavy Maintenance, Inc., an aviation maintenance repair and overhaul company. The Company receives reimbursement of a portion of Mr. Martin’s compensation pursuant to a Board and Audit Committee-approved cost sharing arrangement whereby the total salaries of the accounting staffs of the Company, NIMS and Aero are shared.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SafeStitch Medical, Inc.

January 25, 2011	By:	/s/ Jeffrey G. Spragens

Name: Jeffrey G. Spragens
Title: Chief Executive Officer